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                                                                     Exhibit 3.1
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                         Certificate of Incorporation  [SEAL OF CAYMAN ISLANDS
                                                        REGISTRAR OF COMPANIES
                                                        APPEARS HERE]

                     [SEAL OF CAYMAN ISLANDS APPEARS HERE]

I, CINDY YVONNE JEFFERSON, Deputy Registrar of Companies of the Cayman Islands DO HEREBY CERTIFY, pursuant to the Companies Law (Revised), that all the requirements of the said Law in respect of registration were complied with by

                            ELMWOOD FUNDING LIMITED

an Exempted Company incorporated in the Cayman Islands with Limited Liability with effect from the 17th Day of September One Thousand Nine Hundred Ninety-Six.

                                         Given under my hand and Seal at George
                                         Town in the Island of Grand Cayman,
                                         this Seventeenth day of September One
                                         Thousand Nine Hundred Ninety-Six

CERTIFIED TO BE A TRUE AND CORRECT COPY  (SGD. C.Y. JEFFERSON)

SIG. /s/ Cindy Y. Jefferson
    -----------------------              Deputy Registrar
         CINDY Y. JEFFERSON              of Companies, Cayman Islands, B.W.I.
    Dep. Registrar of Companies

DATE 17th September 1996
    --------------------